UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2011

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of stockholders for Nephros, Inc. was held on January 10, 2011.

At the meeting, our stockholders elected one member to our board of directors for a term expiring at the annual meeting of stockholders in 2013, as follows:

Member	Number of Shares Voted For	Number of Shares Withheld (Includes Abstentions)	Broker Non-Votes
Lawrence J. Centella	19,206,249	432,508	14,204,148

At the meeting, our stockholders also approved the amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 95,000,000 shares to 905,000,000 shares and to increase the number of authorized shares of common stock from 90,000,000 shares to 900,000,000 shares, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
31,107,763	2,735,142	0

At the meeting, our stockholders also approved the amendment to our 2004 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,696,976 shares to 39,814,340 shares, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
18,684,859	953,898	14,204,148

At the meeting, our stockholders also approved the amendment to our Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of shares of our common stock with a ratio of one share for every twenty shares of common stock and concurrently to decrease the number of authorized shares of capital stock from 905,000,000 shares to 95,000,000 shares and to decrease the number of authorized shares of common stock from 900,000,000 shares to 90,000,000 shares, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
30,926,752	2,916,153	0

At the meeting, our stockholders also ratified the appointment of Rothstein Kass & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
32,658,521	1,184,384	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: January 11, 2011		Gerald J. Kochanski
Chief Financial Officer